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                                                                    Exhibit 23.1

                         Consent of Independent Auditors

     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated June 20, 2002, with respect to the financial statements and schedule of Von Hoffmann Holdings Inc. (Holdings), included in
the Registration Statement (Form S-1 No. 333-     ) and related Prospectus of
Holdings and Von Hoffmann Corporation (Company) for the registration of $215,000,000 of Company's 10 1/4% Senior Notes due 2009, $100,000,000 of
Company's 10 3/8% Senior Subordinated Notes due 2007, and $48,056,397 of Holdings' 13 1/2% Subordinated Exchange Debentures due 2009.


/s/ Ernst & Young LLP


St. Louis, Missouri
June 20, 2002